Exhibit 99.1

Avner Applbaum Compensation Package

1.	Base Salary: $520,000 per year

2.	Participation in Valmont's 2020 Annual Incentive Plan - Corporate Plan with a target of 75% of base salary (prorated for 2020) and capped at 2x bonus target.

3.
Participation in the performance share element of Valmont's 2020-2022 (prorated from start date) and 2019-2021 (prorated from start date) long-term incentive plans, with a target of 80% of base salary and capped at 2x target.

4.
Participation in the stock element of Valmont's long-term incentive plans, with eligibility for Restricted Stock Unit and Stock Option grants (weighted 50% each) in December 2020 with a target value of 80% of base salary.

5.	Participation in Valmont's non-qualified deferred compensation plan, VERSP 401(k) plan, health and welfare benefit plans.

6.
New Hire Equity Grant for Equity Replacement: Award of approximately $100,000 (approximately 850 RSUs) in restricted unit shares as of the start date, with three-year tiered vesting (1/3 per year) using the standard Valmont agreement form.

7.	2020 Sign-on Provisions: Sign-on Bonus of $200,000 to replace equity and bonus forfeitures.